Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2018 FOURTH QUARTER RESULTS
Fourth Quarter Highlights:

•	Diluted earnings per share of $0.84, or $1.22 adjusted*

•	Year-to-date operating cash flow of $162.4 million; Free Cash Flow* of $132.5 million

•	Consolidated backlog of $986.1 million, a 32.9% increase over 2017

•	Distribution sales up 6.5% to $280.1 million; Operating margin of 4.1%

•	Aerospace sales up 4.7% to $220.9 million; Operating margin of 18.9%, or 20.7% adjusted*

BLOOMFIELD, Conn. (February 25, 2019) - Kaman Corp. (NYSE:KAMN) today reported financial results for the fourth fiscal quarter ended December 31, 2018, as follows:

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	December 31, 2018	December 31, 2017	Change
Net sales:
Distribution	$280,052	$263,000	$17,052
Aerospace	220,859	210,916	9,943
Net sales	$500,911	$473,916	$26,995

Operating income:
Distribution	$11,557	$11,207	$350
% of sales	4.1%	4.3%	(0.2)%
Aerospace	41,748	44,594	(2,846)
% of sales	18.9%	21.1%	(2.2)%
Loss on sale of business	(5,722)	—	(5,722)
Net gain (loss) on sale of assets	(528)	39	(567)
Corporate expense	(12,846)	(14,416)	1,570
Operating income	$34,209	$41,424	$(7,215)

Adjusted EBITDA*:
Net earnings	$23,577	$13,797	$9,780
Adjustments	36,340	40,155	(3,815)
Adjusted EBITDA*	$59,917	$53,952	$5,965
% of sales	12.0%	11.4%	0.6%

Earnings per share:
Diluted earnings per share	$0.84	$0.49	$0.35
Adjustments	0.38	0.37	0.01
Adjusted Diluted Earnings per Share*	$1.22	$0.86	$0.36

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “We ended 2018 with strong top line growth at both segments, increasing sales for the quarter by 5.7% to over $500 million and achieving consolidated gross margins of 30.3%. Diluted earnings per share in the fourth quarter of $0.84 exceeded expectations, in part due to the shipment of JPF DCS safe and arm devices in December. Our results included a number of one-time charges in the quarter. When adjusted for these items, our adjusted diluted earnings per share was $1.22, a 41.9% increase over the adjusted results in the fourth quarter of 2017.

At Distribution, we continued to see strong organic sales growth, with sales per sales day* in the quarter up 6.5% over the prior year. This was the highest fourth quarter daily sales rate since 2014 and helped drive our full year sales per sales day* growth of 5.0%. Operating margin was 4.1% for the quarter and we ended 2018 with full year operating margins of 4.5%, or 4.6% adjusted*. A number of items impacted our full year operating profit performance when compared to 2017, including higher group health costs, costs associated with our one-time employee tax incentive and higher freight costs, which in total had an impact of approximately 30 bps.

At Aerospace, sales increased 4.7% when compared to the fourth quarter of 2017. Sales for specialty bearings products were strong in the quarter, with performance benefiting from the work performed to overcome the supplier issues that impacted results in the third quarter. Prior to year-end we received government export approval for our $48 million JPF DCS contract, and shipped a portion of this order in December, with delivery of the balance of the order expected in the first quarter of 2019. Also, during the quarter we secured three new K-MAX® contracts and successfully delivered three aircraft in the period with a total of five for the year. Operating margin of 18.9%, or 20.7% adjusted*, for the quarter benefited from the sales mix, offset by a number of costs, including costs associated with restructuring actions. These restructuring actions will help strengthen the performance at Aerospace through improved capacity utilization and operational efficiency.

We enter 2019 with positive momentum at both segments. Results at Distribution will benefit from the full year impact of recent corporate account wins and savings from the cost reduction actions taken in 2018. Aerospace enters 2019 with significant backlog and increased order rates across several of our products and programs and, when coupled with the actions we have taken to improve operating profit performance, is well positioned to benefit from its diverse mix of commercial and defense programs. And our cash flow performance for 2019 is expected to continue the recent trend of strong cash flow generation and we remain active in our corporate development activities.”

Chief Financial Officer, Robert D. Starr, commented, "In the fourth quarter we generated operating cash flows of $35.0 million, or Free Cash Flows* of $28.7 million, and ended the year with cash flows from operations of $162.4 million and Free Cash Flows* of $132.5 million. Although the full year result was slightly below expectations, 2018 Free Cash Flow* increased 154% over the Free Cash Flow* we generated in 2017. Our strong cash flow performance enabled us to make $30 million of discretionary contributions to our pension plan, up $20 million from the discretionary contributions we made in 2017, helping to improve the funded status of the plan.

In addition, we returned approximately $41 million in capital to shareholders during the year in the form of dividends and share repurchases, a 26% increase over 2017, while paying down over $100 million of debt. We enter 2019 with an extremely strong balance sheet and are well positioned to execute on our strategic goals.

Moving to our outlook for 2019, we expect overall improved results for the year due to an increase in operating margin at both segments, and strong top line growth at Distribution. The approximately 11% increase in the mid-point of expected segment operating income for 2019 is expected to be largely offset by a below the line reduction in non-cash pension and post-retirement benefit income.

At Distribution, we expect sales in the range of $1.19 billion to $1.22 billion, an implied growth rate of 6.0% at the midpoint of the range. Top line performance will benefit from our corporate account wins reaching their full-year run rate in 2019, as well as a number of other sales initiatives designed to increase market share. We expect operating margins for the segment in the range of 5.0% to 5.3%.

At Aerospace, we expect sales in the range of $720.0 million to $750.0 million, with operating margins of 16.5% to 17.0%. Aerospace sales performance at the mid-point will be relatively flat with the prior year, despite an approximately $45.0 million reduction in sales resulting from lower revenue on helicopter and metallic structures programs combined with the absence of sales from Engineering Services and Tooling businesses. Sales from the remaining Aerospace business is expected to increase approximately 6.0%, highlighted by increased sales for our specialty bearings and engineered products and JPF safe and arm devices. The expected increase in operating margin will be driven by expected sales mix in 2019 and the benefit from the sale of the Engineering Services and Tooling businesses.

We expect another strong year of cash flow generation in 2019, with cash flows from operations expected to be in the range of $105.0 million to $125.0 million, resulting in a Free Cash Flow* expectation in the range of $70.0 million to $90.0 million.

Moving to the cadence of earnings for the year, we expect less than 10% of earnings in the first quarter and approximately 40% in the fourth quarter. Similar to 2018, earnings for 2019 are expected to be largely driven by the timing of sales and profit for our specialty bearings products and JPF safe and arm devices."

2019 Outlook
The Company's 2019 outlook is as follows:

•	Distribution:

◦	Sales of $1.19 billion to $1.22 billion

◦	Operating margins of 5.0% to 5.3%

◦	Depreciation and amortization expense of approximately $16.0 million

•	Aerospace:

◦	Sales of $720.0 million to $750.0 million

◦	Operating margins of 16.5% to 17.0%

◦	Depreciation and amortization expense of approximately $21.0 million

•	Interest expense of approximately $20.0 million

•	Corporate expenses of approximately $58.0 million to $59.0 million

•	Net periodic pension benefit of approximately $1.5 million

•	Estimated annualized tax rate of approximately 24.0%

•	Consolidated depreciation and amortization expense of approximately $41 million

•	Capital expenditures of approximately $35.0 million

•	Cash flows from operations in the range of $105.0 million to $125.0 million; Free Cash Flow* in the range of $70.0 million to $90.0 million

•	Weighted average diluted shares outstanding of 28.1 million

Please see the MD&A section of the Company's Form 10-K filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, February 26, 2019, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 7566935; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 7566935. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters.  The company is a leading distributor of industrial parts, and operates approximately 220 service facilities, including distribution centers, assembly, fabrication and repair facilities across the U.S. and Puerto Rico. Kaman offers more than six million items including electro-mechanical products, bearings, power transmission, motion control and electrical and fluid power components, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net sales:
Distribution	$280,052	$263,000	$1,139,431	$1,080,965
Aerospace	220,859	210,916	735,994	724,944
Net sales	$500,911	$473,916	$1,875,425	$1,805,909

Operating income:
Distribution	$11,557	$11,207	$51,529	$51,372
Aerospace	41,748	44,594	94,357	117,654
Loss on sale of business	(5,722)	—	(5,722)	—
Net gain (loss) on sale of assets	(528)	39	1,700	256
Corporate expense	(12,846)	(14,416)	(58,800)	(58,163)
Operating income	$34,209	$41,424	$83,064	$111,119

Table 3. Depreciation and Amortization by Segment (in thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Depreciation and Amortization:
Distribution	$3,734	$3,548	$14,154	$15,083
Aerospace	5,945	6,128	24,506	23,717
Corporate	850	876	3,369	3,671
Consolidated Total	$10,529	$10,552	$42,029	$42,471

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP (i.e. Financial measures that are noted computed in accordance with Generally Accepted Accounting Principles) financial measures identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and twelve-month fiscal periods ended December 31, 2018 and December 31, 2017. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales (in thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Distribution
Net sales	$280,052	$263,000	$1,139,431	$1,080,965
Acquisition Sales	—	—	—	—
Organic Sales	$280,052	$263,000	$1,139,431	$1,080,965
Aerospace
Net sales	$220,859	$210,916	$735,994	$724,944
Acquisition Sales	—	—	—	—
Organic Sales	$220,859	$210,916	$735,994	$724,944
Consolidated
Net sales	$500,911	$473,916	$1,875,425	$1,805,909
Acquisition Sales	—	—	—	—
Organic Sales	$500,911	$473,916	$1,875,425	$1,805,909

Organic Sales per Sales Day - Organic Sales per Sales Day is defined as GAAP "Net sales of the Distribution segment" less sales derived from acquisitions completed during the preceding twelve months divided by the number of Sales Days in a given period. Sales days ("Sales Days") are the days that the Distribution segment's branch locations were open for business and exclude weekends and holidays. Management believes Organic Sales per Sales Day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of Sales Days differs.

The following table illustrates the calculation of Organic Sales per Sales Day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Consolidated Financial Statements” included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 25, 2019.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days) (unaudited)		For the Three Months Ended		For the Twelve Months Ended
		December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
		(in thousands)
Current period
Net sales		$280,052	$263,000	$1,139,431	$1,080,965
Sales days		62	62	253	252
Sales per Sales Day for the current period	a	$4,517	$4,242	$4,504	$4,290

Prior period
Net sales from the prior year		$263,000	$257,218	$1,080,965	$1,106,322
Sales days from the prior year		62	61	252	253
Sales per Sales day from the prior year	b	$4,242	$4,217	$4,290	$4,373

% change	(a-b)÷b	6.5%	0.6%	5.0%	(1.9)%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2019 Sales Days by quarter	63	64	63	63
2018 Sales Days by quarter	64	64	63	62
2017 Sales Days by quarter	64	64	62	62

Adjusted EBITDA - Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses.

Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and twelve-month fiscal periods ended December 31, 2018 and December 31, 2017. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures:

Table 7. Adjusted EBITDA (in thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjusted EBITDA
Consolidated Results
Sales	$500,911	$473,916	$1,875,425	$1,805,909

Net earnings	$23,577	$13,797	$54,169	$49,826

Interest expense, net	$4,658	$5,035	$20,097	$20,581
Income tax expense	9,041	23,518	21,068	44,552
Other expense (income), net	17	(73)	(143)	(784)
Depreciation and amortization	10,529	10,552	42,029	42,471
Other Adjustments:
Restructuring and severance costs	2,704	355	8,008	2,855
Non-cash intangible asset impairment charge	—	—	10,039	—
Non-cash write-off of inventory	—	—	709	—
Employee tax-related matters in foreign operations	1,761	—	3,040	—
Cost associated with corporate development activities	1,247	—	3,409	—
Cost associated with senior executive retirement	—	768	—	2,882
Loss on sale of U.K. Tooling business	5,722	—	5,722	—
Loss on sale of assets and liabilities of Engineering Services business	661	—	661	—
Gain on the sale of land	—	—	(1,520)	—
Adjustments	$36,340	$40,155	$113,119	$112,557

Adjusted EBITDA	$59,917	$53,952	$167,288	$162,383
Adjusted EBITDA margin	12.0%	11.4%	8.9%	9.0%

Free Cash Flow - Free Cash Flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands) (unaudited)
	For the Twelve Months Ended	For the Nine Months Ended	For the Three Months Ended
	December 31, 2018	September 28, 2018	December 31, 2018
Net cash provided by operating activities	$162,368	$127,398	$34,970
Expenditures for property, plant & equipment	(29,871)	(23,630)	(6,241)
Free Cash Flow	$132,497	$103,768	$28,729

Table 9. Free Cash Flow - 2019 Outlook (in millions)	2019 Outlook
Free Cash Flow:
Net cash provided by operating activities	$105.0	to	$125.0
Less: Expenditures for property, plant and equipment	(35.0)	to	(35.0)
Free Cash Flow	$70.0	to	$90.0

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 10. Debt to Capitalization Ratio (in thousands) (unaudited)
	December 31, 2018	December 31, 2017
Current portion of long-term debt	$9,375	$7,500
Long-term debt, excluding current portion, net of debt issuance costs	284,256	391,651
Debt	$293,631	$399,151
Total shareholders' equity	633,157	635,656
Capitalization	$926,788	$1,034,807
Debt to Capitalization Ratio	31.7%	38.6%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted Net Earnings and Adjusted Diluted Earnings per Share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Net Earnings and Adjusted Diluted Earnings per Share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share using “Net earnings” and “Diluted earnings per share” from the “Consolidated Statements of Operations” included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 25, 2019.

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjustments to Net Earnings, pre tax
Restructuring and severance costs at Aerospace	$2,305	$161	$7,016	$2,661
Restructuring and severance costs at Distribution	62	194	655	194
Restructuring and severance costs at Corporate	337	—	337	—
Non-cash non-tax write-off of inventory	—	—	709	—
Employee tax-related matters in foreign operations	1,761	—	3,040	—
Cost associated with corporate development activities	1,247	—	3,409	—
Senior executive separation costs	—	768	—	2,882
Loss on sale of assets and liabilities of Engineering Services business	661	—	661	—
Gain on the sale of land	—	—	(1,520)	—
Non-cash non-tax intangible asset impairment charge	—	—	10,039	—
Loss on sale of U.K. Tooling business	5,722	—	5,722	—
Tax expense associated with the revaluation of U.S. deferred tax assets due to tax reform	—	9,733	—	9,733
Adjustments, pre tax	$12,095	$10,856	$30,068	$15,470

Tax Effect of Adjustments to Net Earnings
Restructuring and severance costs at Aerospace	$576	$56	$1,754	$931
Restructuring and severance costs at Distribution	16	68	164	68
Restructuring and severance costs at Corporate	84	—	84	—
Non-cash non-tax write-off of inventory	—	—	—	—
Employee tax-related matters in foreign operations	115	—	435	—
Cost associated with corporate development activities	312	—	852	—
Senior executive separation costs	—	269	—	1,009
Loss on sale of assets and liabilities of Engineering Services business	165	—	165	—
Gain on the sale of land	—	—	(380)	—
Non-cash non-tax intangible asset impairment charge	—	—	—	—
Loss on sale of U.K. Tooling business	—	—	—	—
Tax expense associated with the revaluation of U.S. deferred tax assets due to tax reform	—	—	—	—
Tax effect of Adjustments	$1,268	$393	$3,074	$2,008

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjustments to Net Earnings, net of tax
GAAP Net Earnings, as reported	$23,577	$13,797	$54,169	$49,826
Restructuring and severance costs at Aerospace	1,729	105	5,262	1,730
Restructuring and severance costs at Distribution	46	126	491	126
Restructuring and severance costs at Corporate	253	—	253	—
Non-cash non-tax write-off of inventory	—	—	709	—
Employee tax-related matters in foreign operations	1,646	—	2,605	—
Cost associated with corporate development activities	935	—	2,557	—
Senior executive separation costs	—	499	—	1,873
Loss on sale of assets and liabilities of Engineering Services business	496	—	496	—
Gain on the sale of land	—	—	(1,140)	—
Non-cash non-tax intangible asset impairment charge	—	—	10,039	—
Loss on sale of U.K. Tooling business	5,722	—	5,722	—
Tax expense associated with the revaluation of U.S. deferred tax assets due to tax reform	—	9,733	—	9,733
Adjusted Net Earnings	$34,404	$24,260	$81,163	$63,288

Calculation of Adjusted Diluted Earnings per Share
GAAP diluted earnings per share	$0.84	$0.49	$1.92	$1.75
Restructuring and severance costs at Aerospace	0.06	—	0.19	0.06
Restructuring and severance costs at Distribution	—	—	0.01	—
Restructuring and severance costs at Corporate	0.01	—	0.01	—
Non-cash non-tax write-off of inventory	—	—	0.03	—
Employee tax-related matters in foreign operations	0.06	—	0.09	—
Cost associated with corporate development activities	0.03	—	0.09	—
Senior executive separation costs	—	0.02	—	0.07
Loss on sale of assets and liabilities of Engineering Services business	0.02	—	0.02	—
Gain on the sale of land	—	—	(0.04)	—
Non-cash non-tax intangible asset impairment charge	—	—	0.36	—
Loss on sale of U.K. Tooling business	0.20	—	0.20	—
Tax expense associated with the revaluation of U.S. deferred tax assets due to tax reform	—	0.35	—	0.35
Adjusted Diluted Earnings per Share	$1.22	$0.86	$2.88	$2.23

Diluted weighted average shares outstanding	28,119	28,172	28,223	28,418

Adjusted Net Sales and Adjusted Operating Income - Adjusted Net Sales is defined as net sales, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales and Adjusted Operating Income to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income using information found in Note 20, Segment and Geographic Information, to the Consolidated Financial Statements included in the Company's Form 10-K filed with the Securities and Exchange Commission on February 25, 2019.

Table 12. Adjusted Net Sales and Adjusted Operating Income
(In thousands) (unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$280,052	$263,000	$1,139,431	$1,080,965
GAAP Operating income - Distribution segment	11,557	11,207	51,529	51,372
% of GAAP net sales	4.1%	4.3%	4.5%	4.8%
Restructuring and severance costs	62	194	655	194
Adjusted Operating Income - Distribution segment	$11,619	$11,401	$52,184	$51,566
% of net sales	4.1%	4.3%	4.6%	4.8%
AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$220,859	$210,916	$735,994	$724,944
GAAP Operating income - Aerospace segment	41,748	44,594	94,357	117,654
% of GAAP net sales	18.9%	21.1%	12.8%	16.2%
Restructuring and severance costs	2,305	161	7,016	2,661
Non-cash intangible asset impairment charge	—	—	10,039	—
Non-cash write-off of inventory	—	—	709	—
Employee tax-related matters in foreign operations	1,761	—	3,040	—
Adjusted Operating Income - Aerospace segment	$45,814	$44,755	$115,161	$120,315
% of GAAP net sales	20.7%	21.2%	15.6%	16.6%
CORPORATE EXPENSE:
GAAP Corporate Expense	$(12,846)	$(14,416)	$(58,800)	$(58,163)
Cost associated with corporate development activities	1,247	—	3,409	—
Restructuring and severance costs	337	—	337	—
Senior executive separation costs	—	768	—	2,882
Adjusted Corporate Expense	$(11,262)	$(13,648)	$(55,054)	$(55,281)
CONSOLIDATED OPERATING INCOME:
Net Sales	$500,911	$473,916	$1,875,425	$1,805,909
GAAP - Operating income	34,209	41,424	83,064	111,119
% of GAAP net sales	6.8%	8.7%	4.4%	6.2%
Restructuring and severance costs at Distribution	62	194	655	194
Restructuring and severance costs at Aerospace	2,305	161	7,016	2,661
Restructuring and severance costs at Corporate	337	—	337	—
Non-cash non-tax intangible asset impairment charge	—	—	10,039	—
Non-cash non-tax write-off of inventory	—	—	709	—
Employee tax-related matters in foreign operations	1,761	—	3,040	—
Cost associated with corporate development activities	1,247	—	3,409	—
Senior executive separation costs	—	768	—	2,882
Loss on the sale of assets and liabilities of Engineering Services business	661	—	661	—
Loss on the sale of U.K. Tooling business	5,722	—	5,722	—
Gain on the sale of land	—	—	(1,520)	—
Adjusted Operating Income	$46,304	$42,547	$113,132	$116,856
% of GAAP net sales	9.2%	9.0%	6.0%	6.5%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the U.S. Government; (vi) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (vii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (viii) the successful resolution of government inquiries or investigations relating to our businesses and programs; (ix) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (x) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xi) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xiii) the accuracy of current cost estimates associated with environmental remediation activities; (xiv) the profitable integration of acquired businesses into the Company's operations; (xv) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xvi) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xvii) changes in supplier sales or vendor incentive policies; (xviii) the ability of our suppliers to satisfy their performance obligations; (xix) the effects of price increases or decreases; (xx) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxi) future levels of indebtedness and capital expenditures; (xxii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiii) the effects of currency exchange rates and foreign competition on future operations; (xxiv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxv) the effects, if any, of the UK's exit from the EU; (xxvi) future repurchases and/or issuances of common stock; (xxvii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxviii) the ability to recruit and retain skilled employees; and (xxix) other risks and uncertainties set forth herein and in our 2018 Form 10-K February 25, 2019.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact: James Coogan
V.P., Investor Relations
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net sales	$500,911	$473,916	$1,875,425	$1,805,909
Cost of sales	349,182	325,629	1,325,388	1,260,318
Gross profit	151,729	148,287	550,037	545,591
Selling, general and administrative expenses	108,566	106,741	444,904	432,067
Other intangible assets impairment	—	—	10,039	—
Restructuring costs	2,704	161	8,008	2,661
Loss on sale of business	5,722	—	5,722	—
Net (gain) loss on sale of assets	528	(39)	(1,700)	(256)
Operating income	34,209	41,424	83,064	111,119
Interest expense, net	4,658	5,035	20,097	20,581
Non-service pension and post retirement benefit cost (income)	(3,084)	(853)	(12,127)	(3,056)
Other (income) expense, net	17	(73)	(143)	(784)
Earnings before income taxes	32,618	37,315	75,237	94,378
Income tax expense	9,041	23,518	21,068	44,552
Net earnings	$23,577	$13,797	$54,169	$49,826

Earnings per share:
Basic earnings per share	$0.84	$0.50	$1.94	$1.80
Diluted earnings per share	$0.84	$0.49	$1.92	$1.75
Weighted average shares outstanding:
Basic	27,951	27,837	27,945	27,611
Diluted	28,119	28,172	28,223	28,418

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$27,711	$36,904
Accounts receivable, net	301,094	313,451
Contract assets	108,861	—
Contract costs, current portion	5,993	—
Inventories	294,912	367,437
Income tax refunds receivable	1,752	2,889
Other current assets	32,782	27,188
Total current assets	773,105	747,869
Property, plant and equipment, net of accumulated depreciation of $262,306 and $252,611, respectively	184,224	185,452
Goodwill	345,365	351,717
Other intangible assets, net	91,007	117,118
Deferred income taxes	24,437	27,603
Contract costs, noncurrent portion	10,666	—
Other assets	31,509	25,693
Total assets	$1,460,313	$1,455,452
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$9,375	$7,500
Accounts payable – trade	158,627	127,591
Accrued salaries and wages	46,634	48,352
Contract liabilities, current portion	28,865	—
Advances on contracts	—	8,527
Income taxes payable	139	1,517
Other current liabilities	54,836	52,812
Total current liabilities	298,476	246,299
Long-term debt, excluding current portion, net of debt issuance costs	284,256	391,651
Deferred income taxes	7,027	8,024
Underfunded pension	104,988	126,924
Contract liabilities, noncurrent portion	78,562	—
Other long-term liabilities	53,847	46,898
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 29,544,714 and 29,141,467 shares issued, respectively	29,545	29,141
Additional paid-in capital	200,474	185,332
Retained earnings	610,103	587,877
Accumulated other comprehensive income (loss)	(134,898)	(115,814)
Less 1,672,917 and 1,325,975 shares of common stock, respectively, held in treasury, at cost	(72,067)	(50,880)
Total shareholders’ equity	633,157	635,656
Total liabilities and shareholders’ equity	$1,460,313	$1,455,452

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Twelve Months Ended
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net earnings	$54,169	$49,826
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	42,029	42,471
Amortization of debt issuance costs	1,806	2,014
Accretion of convertible notes discount	2,596	3,410
Provision for doubtful accounts	1,123	1,094
Loss on sale of business	5,722	—
Net gain on sale of assets	(1,700)	(256)
Other intangible assets impairment	10,039	—
Loss on debt extinguishment	—	137
Net loss (gain) on derivative instruments	829	(1,126)
Stock compensation expense	6,505	5,956
Deferred income taxes	10,417	24,555
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(19,398)	(77,560)
Contract assets	(27,595)	—
Contract costs	(5,834)	—
Inventories	(4,599)	31,095
Income tax refunds receivable	1,136	3,180
Other assets	(7,316)	1,747
Accounts payable - trade	30,177	10,164
Contract liabilities	96,034	—
Accrued contract losses	(5)	(957)
Accrued restructuring costs	(355)	1,122
Advances on contracts	—	(4,829)
Other current liabilities	1,942	(366)
Income taxes payable	(2,915)	212
Pension liabilities	(38,179)	(11,318)
Other long-term liabilities	5,740	(686)
Net cash provided by operating activities	162,368	79,885

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Twelve Months Ended
	December 31, 2018	December 31, 2017
Cash flows from investing activities:
Proceeds from sale of assets	2,905	618
Expenditures for property, plant & equipment	(29,871)	(27,631)
Acquisition of businesses including earn out adjustments, net of cash acquired	—	(1,365)
Other, net	(2,995)	(3,457)
Cash used in investing activities	(29,961)	(31,835)
Cash flows from financing activities:
Net repayments under revolving credit agreements	(98,087)	(75,988)
Debt repayment	(7,500)	(6,875)
Proceeds from issuance of 2024 convertible notes	—	200,000
Repayment of 2017 convertible notes	—	(175,151)
Purchase of capped call - 2024 convertible notes	—	(20,500)
Proceeds from bond hedge settlement - 2017 convertible notes	—	58,564
Net change in bank overdraft	(422)	(1,146)
Proceeds from exercise of employee stock awards	7,351	7,370
Purchase of treasury shares	(19,278)	(11,552)
Dividends paid	(22,349)	(21,462)
Debt and equity issuance costs	—	(7,473)
Other	(1,077)	(523)
Net cash used in financing activities	(141,362)	(54,736)
Net decrease in cash and cash equivalents	(8,955)	(6,686)
Effect of exchange rate changes on cash and cash equivalents	(238)	2,385
Cash and cash equivalents at beginning of period	36,904	41,205
Cash and cash equivalents at end of period	$27,711	$36,904